     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 1998



                                                      REGISTRATION NO. 333-17483

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                  TENNECO INC.
             (Exact name of registrant as specified in its charter)

                         DELAWARE                                                ISSUER: 76-0515284
              (State or other jurisdiction of                                     (I.R.S. Employer
              incorporation or organization)                                    Identification No.)
                     1275 KING STREET
                  GREENWICH, CONNECTICUT                                               06831
         (Address of Principal Executive Offices)                                    (Zip Code)

                         ------------------------------


            TENNECO INC. BOARD OF DIRECTORS RESTRICTED STOCK PROGRAM



                TENNECO INC. BOARD OF DIRECTORS RESTRICTED STOCK


                          AND RESTRICTED UNIT PROGRAM

                            (Full Title of the Plan)

                                KARL A. STEWART
                          VICE PRESIDENT AND SECRETARY
                                  TENNECO INC.
                                1275 KING STREET
                          GREENWICH, CONNECTICUT 06831
                    (Name and address of agent for service)

                           TELEPHONE: (203) 863-1000
         (Telephone number, including area code, of agent for service)

                         ------------------------------

================================================================================

                      REMOVAL OF SHARES FROM REGISTRATION


     This Post-Effective Amendment No. 1 to Registration Statement No. 333-17483 ("Amendment") is being filed by Tenneco Inc. (formerly known as New Tenneco Inc.) (the "Registrant") for the purpose of removing from registration under the Securities Act of 1933, as amended, 12,000 shares of the Registrant's Common Stock, par value $.01 per share, and the associated preferred share purchase rights attached thereto ("Common Stock") previously registered for issuance under the Tenneco Inc. Board of Directors Restricted Stock Program (the "Board Restricted Stock Program") and 21,796 shares of Common Stock previously registered for issuance under the Tenneco Inc. Board of Directors Restricted Stock and Restricted Unit Program (the "Board Restricted Stock and Unit Program") (collectively the "Unissued Shares"). Effective as of December 31, 1997, the Board Restricted Stock Program and the Board Restricted Stock and Unit Program merged ("Merger") with and into the 1996 Tenneco Inc. Stock Ownership Plan ("Ownership Plan") and thus, after such date, no shares of Common Stock will be issued pursuant to the Board Restricted Stock Program and the Board Restricted Stock and Unit Program.



     Accordingly, Registration Statement No. 333-17483 is hereby amended to remove from registration 33,796 shares of Common Stock of the Registrant originally covered by such Registration Statement for issuance under the Board Restricted Stock Program and the Board Restricted Stock and Unit Program. This Amendment does not affect the registration of: (i) the 17,000,000 shares of Common Stock registered under Registration Statement No. 333-17485 for issuance under the Ownership Plan; or (ii) the 33,796 shares registered for issuance under the Ownership Plan in connection with the Merger of the Board Restricted Stock Program and the Board Restricted Stock and Unit Program with and into the Ownership Plan under Registration Statement No. 333-41535.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on this 31st day of March, 1998.


                                          TENNECO INC.

                                          By        /s/ DANA G. MEAD
                                            ------------------------------------
                                                        Dana G. Mead
                                            Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 31st day of March, 1998.



                      SIGNATURE                                        TITLE
                      ---------                                        -----

                  /s/ DANA G. MEAD                         Principal Executive Officer
-----------------------------------------------------        and Director
                    Dana G. Mead

                /s/ ROBERT T. BLAKELY                      Principal Financial and
-----------------------------------------------------        Accounting Officer
                  Robert T. Blakely

        Mark Andrews, W. Michael Blumenthal,               Directors
        M. Kathryn Eickhoff, Peter T. Flawn,
      Henry U. Harris, Jr., Belton K. Johnson,
        Sir David Plastow, William L. Weiss,
               Clifton R. Wharton, Jr.

            By: /s/ THEODORE R. TETZLAFF
----------------------------------------------------
                Theodore R. Tetzlaff
                  Attorney-in-fact

                                   SIGNATURES


     The Plans. Pursuant to the requirements of the Securities Act of 1933, the Committee appointed under the Tenneco Inc. Board of Directors Restricted Stock Program and the Tenneco Inc. Board of Directors Restricted Stock and Restricted Unit Program has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on this 31st day of March, 1998.



                                          TENNECO INC. BOARD OF DIRECTORS


                                          RESTRICTED STOCK PROGRAM





                                          TENNECO INC. BOARD OF DIRECTORS
                                          RESTRICTED


                                          STOCK AND RESTRICTED UNIT PROGRAM


                                          By        /s/ DANA G. MEAD

                                            ------------------------------------
                                                        Dana G. Mead
                                                  Chairman of Tenneco Inc.
                                                     Benefits Committee